UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       September 15, 2008

TRIARC COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-2207	38-0471180
(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West 12th Floor Atlanta, GA	30338
(Address of principal executive offices)	(Zip Code)

(678) 514-4100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated April 23, 2008 as amended (the “Merger Agreement”), by and among Triarc Companies, Inc., a Delaware corporation (“Triarc”), Green Merger Sub, Inc., an Ohio corporation and a wholly-owned subsidiary of Triarc, and Wendy’s International, Inc., an Ohio corporation (“Wendy’s”), the Triarc board of directors (the “Board of Directors”) (i) acted to increase the size of the Board of Directors to twelve, (ii) accepted the resignation of one Triarc director, Russell V. Umphenour, Jr. and (iii) appointed two current Wendy’s directors, Janet Hill and J. Randolph Lewis, to fill the resulting two open positions on the Board of Directors, all to be effective upon, and subject to, the closing of the Merger.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In order to satisfy the terms and conditions of the Merger Agreement, the Board of Directors amended the Triarc bylaws, effective upon the closing of the Merger, to add the following proviso at the end of Section 3 of Article I:

“; provided, however, that the headquarters of the Wendy’s brand will be located in the greater Columbus, Ohio area for a period of ten years from the date of the closing of the Agreement and Plan of Merger among the Corporation, Wendy’s International Inc., and Green Merger Sub, Inc., dated April 23, 2008 as such agreement may be amended from time to time.”

ITEM 8.01	OTHER EVENTS.

On September 15, 2008, Triarc jointly issued a press release with Wendy’s announcing that their respective shareholders have approved all proposals related to the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Press release dated September 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

TRIARC COMPANIES, INC.
Date: September 15, 2008	By:	/s/ Stephen E. Hare
Name: Stephen E. Hare Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
Exhibit 99.1:	Press Release, dated September 15, 2008.